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                                                                    EXHIBIT 23.2

                       (DELOITTE & TOUCHE LLP LETTERHEAD)

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 33-83914-LA of R.H. Phillips, Inc. on Form S-3 of our report dated April 7, 1995 appearing in the Annual Report on Form 10-KSB/A of R.H. Phillips, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP
July 19, 1996